UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2014

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) — (d)  Not applicable.

(e)  On September 17, 2014, the Board of Directors of ImmunoGen, Inc. adopted a Severance Pay Plan for Vice Presidents and Higher.  The purpose of this plan is to provide a period of continued income and benefits to certain of our corporate officers whose employment with us is involuntarily terminated without cause.

Employees eligible to participate in the plan include all employees who hold the position of vice president or higher, and whose employment is terminated by us without cause.  “Cause” is defined to include an employee’s willful act or omission that materially harms ImmunoGen, willful failure or refusal to follow the lawful and proper directives of our CEO or our Board, conviction of the employee for a felony, commission of an act of moral turpitude that is reasonably expected to be injurious to ImmunoGen or its reputation, material fraud or theft relating to ImmunoGen, or breach of our Code of Corporate Conduct, Senior Officer and Financial Personnel Code of Ethics or other contractual obligation to ImmunoGen.

Severance benefits under the plan include:

•                  Salary continuation for the following specified periods: 18 months in the case of the CEO; 12 months in the case of all other executive officers (as designated by our Board); and 6 months in the case of all other vice presidents

•                  Payment of a portion of the employee’s annual cash bonus for the fiscal year in which termination occurs as follows: 100% of the portion of the employee’s bonus tied to personal objectives; with respect to the portion of the employee’s bonus tied to corporate objectives, the employee would be entitled to receive the same percentage as the other participants in our annual bonus program, in both cases pro-rated to reflect the actual number of days the employee was employed during the applicable fiscal year.

•                  Payment of a taxable amount on a monthly basis equal to the employee’s COBRA premium (assuming the employee elects to receive COBRA benefits) for the duration of the period of salary continuation.

Payment of the above-described severance benefits is subject to the employee releasing all of his or her claims against ImmunoGen other than claims that arise from our obligations under the plan.  In addition, no benefits are payable under the plan in circumstances where the employee is entitled to receive severance compensation under the terms of any separate written agreement, including a change in control severance agreement or employment agreement, between ImmunoGen and the employee in connection with the termination of the employee’s employment following a change in control or otherwise.

The foregoing summary description of the Severance Pay Plan for Vice Presidents and Higher is qualified in its entirety by reference to the full text of the plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

(f)  Not applicable.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d): The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

10.1	Severance Pay Plan for Vice Presidents and Higher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: September 18, 2014	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer